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Exhibit 11.       Computation of Earnings Per Share
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                                   Three Months Ended March 31,         Three Months Ended March 31,
                                               1999                                 1998
                                 ----------------------------------------------------------------------
                                                 Weighted     Per                     Weighted     Per
                                                  Average    Share                     Average    Share
                                      Income       Shares    Amount        Income       Shares    Amount
                                 ----------------------------------------------------------------------
Basic Earnings Per Share
     Income available to
     common stockholders              $1,527       2,763    $0.55          $1,440       2,881    $0.50

Effect of Dilutive Securities
   Stock options                                       7                                    4
   Phantom stock units                                10                                    8
                                             ------------                         ------------

Diluted Earnings Per Share
    Income available to
    common stockholders
    and assumed  conversions          $1,527       2,780    $0.55          $1,440       2,893    $0.50
                                 ======================================================================

                                      (20)
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